EXHIBIT 99.1

PRESS RELEASE                                                 Source: ZANN Corp.


                     ZANN CORP SECURES $5,000,000 COMMITMENT


FENTON,  Michigan  --  (BUSINESS  WIRE)  -  December  9,  2005

ZANN Corp (OTC BB: ZNNC). Zann Corp (The "Company") announced today that it has entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partners, LP ("Cornell") whereby they have agreed to purchase $5 million of Zann Corp common stock. Under the SEDA, Cornell Capital has committed to provide up to $5 million of funding to be drawn down over a 24-month period at Zann's discretion. In consideration of entering into the agreement, Zann Corp has also issued shares of common stock and warrants to purchase common stock to Cornell and to the placement agent for the transactions contemplated by the SEDA.

According to Robert C. Simpson, Zann Corp CEO, "The successful execution of this agreement with Cornell is part of the plan to enable Zann to increase our production capacity to meet the requirements related to sales projections for our semi-automatic riveting system as well as operating capital needed for growth."

David Andresen, Vice President at Cornell Capital Partners, L.P., stated: "We are excited about a long-term relationship with Zann Corp. We are looking forward to working with the Company's management team and providing them with expansion capital."

ABOUT ZANN CORP
ZANN Corp. Our primary business is the manufacture and sale of high quality, high value semi automatic riveting tools and magazines. For additional information please visit the corporate website at: www.zanncorp.com

ABOUT  CORNELL  CAPITAL  PARTNERS,  LP
Cornell Capital Partners, LP is a U.S.-based private equity fund. The Fund is managed by Yorkville Advisors, LLC. The Fund is headquartered in New Jersey, with offices in California, New York and London (UK). Since inception in 2001, the Fund has made available in excess of $1.5 billion to over 250 publicly
traded  corporations.    For  more  information  please  visit:
www.cornellcapital.com


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Source:  ZANN  Corp.

Zann Corp. cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts and use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance or events. Examples of such statements include the statements above regarding Cornell's commitment to fund and the Company's receipt of $5 million from Cornell pursuant to the SEDA, and the increase of our production capacity with Cornell's investment. The inclusion of these and other forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in the Company's business, including, without limitation, risks detailed in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-KSB and other reports filed with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release including the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to update


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the  reasons  actual  results  could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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Contact:
         ZANN Corp.
          Investor Relations
          810-714-2978
          ir@zanncorp.com
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Source: ZANN Corp.